Exhibit 99.1

Tesco Corporation Reports Q2 2012 Results

For Immediate Release

Trading Symbol:
"TESO" on NASDAQ
August 6, 2012

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today reported net income for the quarter ended June 30, 2012, of $13.1 million or $0.34 per diluted share. This compares to net income of $7.4 million and $14.4 million, or $0.19 and $0.37 per diluted share, for the second quarter of 2011 and the first quarter of 2012, respectively. Revenue was $136.7 million for the quarter ended June 30, 2012, compared to revenue of $117.3 million for the comparable period in 2011 and $152.4 million for the first quarter of 2012. This quarter's results include a $13.3 million pre-tax gain on the sale of the CASING DRILLING™ business.

Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented, "With the sale of CASING DRILLING™ in the second quarter, we now turn to a new chapter for Tesco.  Our team will now focus on delivering best-in-class products and services for our Top Drive and Tubular Services businesses.  This focus, coupled with our innovative culture, should provide a solid foundation to deliver new products, improving operating results and ultimately long-term value to our shareholders."

TESCO CORPORATION
Summary of Results (Unaudited)
(in millions, except per share information)

	Quarter 2		Quarter 1	Six Months Ended June 30,
	2012	2011	2012	2012	2011
Segment revenue
Top Drives
Sales	$39.3	$31.0	$50.4	$89.7	$55.9
Rental services	33.9	34.7	34.6	68.5	67.9
Aftermarket sales and service	16.9	13.0	16.8	33.7	25.2
	90.1	78.6	101.8	192.0	149.0
Tubular Services
Proprietary	33.1	29.2	32.6	65.7	53.8
Conventional	8.6	5.6	10.9	19.4	13.3
	41.6	34.8	43.5	85.1	67.1

CASING DRILLING™	4.9	3.9	7.1	12.0	6.8
Consolidated revenue	$136.7	$117.3	$152.4	$289.1	$222.9

Segment operating income (loss):
Top Drives	$22.9	$21.7	$24.9	$47.8	$42.8
Tubular Services	4.6	2.5	4.9	9.6	4.1
CASING DRILLING™	8.9	(3.7)	(0.9)	8.0	(6.8)
Research and Engineering	(3.4)	(2.4)	(2.5)	(6.0)	(5.3)
Corporate and other	(8.4)	(9.2)	(7.4)	(15.8)	(18.4)
Consolidated operating income	$24.6	$8.9	$19.0	$43.6	$16.4
Net income	$13.1	$7.4	$14.4	$27.5	$11.7
Earnings per share (diluted)	$0.34	$0.19	$0.37	$0.70	$0.30
Adjusted EBITDA(a) (as defined)	$18.4	$19.6	$31.5	$50.0	$38.6
________________________

(a)	See explanation of Non-GAAP measure below

Q2 2012 Financial and Operating Highlights

Top Drives Segment

•
Revenue from the Top Drive segment for Q2 2012 was $90.1 million, a decrease of 12% from revenue of $101.8 million in Q1 2012, primarily due to a decrease in the number of units sold during Q2 2012.  Revenue for Q2 2011 was $78.6 million.

◦	Top Drive sales for Q2 2012 included 34 units (33 new and 1 used), compared to 39 units (35 new and 4 used) sold in Q1 2012 and 24 units sold in Q2 2011 (21 new, 2 consignment and 1 used).

◦	Operating days for the Top Drive rental fleet were 6,658 in Q2 2012, compared to 6,987 in Q1 2012 and 7,039 for Q2 2011.

◦	Revenue from after-market sales and service for Q2 2012 was $16.9 million, an increase of 1% from revenue of $16.8 million in Q1 2012. Revenue was $13.0 million in Q2 2011.

•
Our Top Drive operating margins were 25% in Q2 2012, an increase from 24% in Q1 2012 but a decrease from 28% in Q2 2011.  The increase from Q1 2012 is primarily due to the warranty expense of $3.9 million specifically associated with the gearbox housing issue for our new ESI model recorded in Q1 2012. The decrease from Q2 2011 is primarily due to the mix of new top drive models delivered in Q2 2012 and the absence of consignment sales of top drives, which typically provide higher margins.

•
At June 30, 2012, Top Drive backlog was 41 units, with a total potential value of $57.3 million, compared to 57 units, with a total potential value of $74.0 million at March 31, 2012.  This compares to a backlog of 67 units with potential revenue value of $75.1 million at June 30, 2011.  Today, our backlog stands at 42 units.

Tubular Services Segment

•
Revenue from the Tubular Services segment for Q2 2012 was $41.6 million a decrease of 4% from revenue of $43.5 million in Q1 2012.  Revenue was $34.8 million in Q2 2011.  Revenue decreased from Q1 2012 due to decreased conventional casing running jobs and decreased sales of CDSTM equipment, partially offset by increased MCLRS work.  Revenue increased from Q2 2011 due to increased MCLRS work and sales of CDS™ equipment, while no CDS™ sales were made in Q2 2011. We performed 817 proprietary casing running jobs in Q2 2012 compared to 859 in Q1 2012 and 914 in Q2 2011.

•
Operating income in the Tubular Services segment for Q2 2012 was $4.6 million, compared to $4.9 million in Q1 2012 and $2.5 million in Q2 2011.  The decrease from Q1 2012 is due to decreased sales of CDS™ equipment, which typically provide higher margins. MCLRS work was minimal and no sales of CDS™ equipment were made in Q2 2011. Our Tubular Services operating margins were 11% in Q2 2012 and Q1 2012, up from 7% in Q2 2011.

 CASING DRILLING™ Segment

•
On June 4, 2012, the Company completed the sale of substantially all of the assets of the CASING DRILLING™ segment to Schlumberger Oilfield Holdings Ltd. and Schlumberger Technology Corporation (together, the "Schlumberger Group") and recognized approximately $13.3 million of pre-tax gain from the sale.

•	CASING DRILLING™ revenue in Q2 2012 was $4.9 million, compared to $7.1 million in Q1 2012 and $3.9 million in Q2 2011. Q2 2012 revenue only includes activity up to the date of the sale.

•	CASING DRILLING™ operating income of $8.9 million for Q2 2012 included approximately $13.3 million of gain from the sale.
Other Segments and Expenses

•
Research and engineering costs for Q2 2012 were $3.4 million, compared to $2.5 million in Q1 2012 and to $2.4 million in Q2 2011. The increase from prior periods was primarily due to increased spending for a new top drive model. We continue to invest in the development, commercialization and enhancements of our technologies.

•	Corporate costs for Q2 2012 were $8.4 million, compared to $7.4 million for Q1 2012 and $9.2 million in Q2 2011.

•
Foreign exchange losses increased to $2.9 million in Q2 2012, compared to $0.3 million in Q1 2012 and $0.7 million in Q2 2011. The increase in foreign exchange loss is primarily due to fluctuation in the valuation of the U.S. dollar compared to the Russian ruble and several Latin American currencies.

•
Our effective tax rate for Q2 2012 was 35% compared to 30% in Q1 2012 and 29% in Q2 2011. Our effective tax rate, which is income tax expense as a percentage of pre-tax earnings, increased from prior periods due to the fluctuating mix of pre-tax earnings in the various tax jurisdictions in which we operate around the world.

Financial Condition

•
At June 30, 2012, cash and cash equivalents were $32.6 million, compared to $23.1 million at December 31, 2011.  During the second quarter of 2012, we received $39.0 million of cash from the sale of CASING DRILLING™ and used cash to pay down outstanding debt and to purchase and build capital equipment.

•
Total capital expenditures were $17.3 million in Q2 2012, compared to $16.6 million in Q1 2012 and $12.1 million in Q2 2011.  We project our total capital expenditures for 2012 to be between $50 million and $60 million, based on current market conditions.

•
In April 2012, we amended our credit agreement to provide a revolving line of credit of $125 million. The new credit facility has a term of five years and all outstanding borrowings on the new agreement are due and payable on April 29, 2017.

Conference Call

The Company will conduct a conference call to discuss its results for the second quarter 2012, on August 6, 2012 at 10:00 a.m. Central Time.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 97293913.  The conference call and all questions and answers will be recorded and made available until September 6, 2012. To listen to the recording call (855) 859-2056 or (404) 537-3406 and enter conference ID 97293913. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl (713) 359-7000
Tesco Corporation

TESCO CORPORATION
Non-GAAP Measure - Adjusted EBITDA (as defined below)
 (in millions)

	Quarter 2		Quarter 1	Six Months Ended June 30,
	2012	2011	2012	2012	2011
Net income under U.S. GAAP	$13.1	$7.4	$14.4	$27.5	$11.7
Income tax expense	6.9	3.0	6.0	13.0	5.7
Depreciation and amortization	9.8	9.2	10.8	20.6	18.5
Net interest expense (income)	0.9	(1.7)	(0.4)	0.5	(1.4)
Stock compensation expense—non-cash	1.0	1.7	0.7	1.7	4.1
Gain on sale of CASING DRILLINGTM	(13.3)	—	—	(13.3)	—
Adjusted EBITDA	$18.4	$19.6	$31.5	$50.0	$38.6

Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization, gains or losses from merger and acquisition transactions and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest), merger and acquisition transactions (primarily gains/losses on sale of a business), and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

•
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses Adjusted EBITDA:

•
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A - Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2011 and "Part II, Item 1A – Risk Factors" in our Quarterly Report on Form 10-Q to be filed for the quarter ended June 30, 2012 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$136.7	$117.3	$289.1	$222.9
Operating expenses
Cost of sales and services	109.0	94.4	228.8	177.9
Selling, general and administrative	13.0	11.6	24.0	23.3
Gain on sale of CASING DRILLINGTM	(13.3)	—	(13.3)	—
Research and engineering	3.4	2.4	6.0	5.3
	112.1	108.4	245.5	206.5
Operating income	24.6	8.9	43.6	16.4
Interest expense (income), net	0.9	(1.7)	0.5	(1.4)
Other expense, net	3.7	0.2	2.6	0.4
Income before income taxes	20.0	10.4	40.5	17.4
Income taxes	6.9	3.0	13.0	5.7
Net income	$13.1	$7.4	$27.5	$11.7
Earnings per share:
Basic	$0.34	$0.19	$0.71	$0.31
Diluted	$0.34	$0.19	$0.70	$0.30
Weighted average number of shares:
Basic	38,639	38,164	38,611	38,120
Diluted	39,081	38,928	39,069	38,831

TESCO CORPORATION
Condensed Consolidated Balance Sheets
(in millions)

	June, 30 2012	December 31, 2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$32.6	$23.1
Accounts receivable, net	115.6	117.7
Inventories	114.7	111.8
Other current assets	47.1	41.2
Total current assets	310.0	293.8
Property, plant and equipment, net	202.6	203.1
Goodwill	32.7	32.7
Other assets	16.7	19.6
Total assets	$562.0	$549.2
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long term debt	$0.8	$2.8
Accounts payable	44.0	57.4
Accrued and other current liabilities	59.6	63.2
Income taxes payable	2.0	2.3
Total current liabilities	106.4	125.7
Other liabilities	2.6	2.4
Long-term debt	0.3	3.8
Deferred income taxes	9.5	4.5
Shareholders' equity	443.2	412.8
Total liabilities and shareholders’ equity	$562.0	$549.2